SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                           Unigene Laboratories, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

________________________________________________________________________________

                                     UNIGENE

                           Unigene Laboratories, Inc.
                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (973) 882-0860


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 11, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Unigene Laboratories, Inc., a Delaware corporation (the "Company"), will be held at The Days Inn of Parsippany, 3159 U.S. Highway 46 East, Parsippany, New Jersey 07054 on June 11, 2002, at 11:00 A.M., Eastern Daylight Time, for the following purposes:

1.   To elect directors of the Company;

2.   To ratify the appointment of KPMG LLP as auditors of the Company; and

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on April 22, 2002, as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.

     A copy of the Company's Annual Report for the year ended December 31, 2001 is sent to you along with the Proxy Statement.

     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                       By Order of the Board of Directors



                                       RONALD S. LEVY
                                       Secretary


May 1, 2002

                                     UNIGENE
                           Unigene Laboratories, Inc.
                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (973) 882-0860


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unigene Laboratories, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at The Days Inn of Parsippany, 3159 U.S. Highway 46 East, Parsippany, New Jersey 07054 on June 11, 2002, at 11:00 A.M., Eastern Daylight Time.

     You are requested to complete, date and sign the accompanying form of proxy and return it to the Company in the enclosed envelope. The proxy may be revoked at any time before it is exercised by written notice to the Company bearing a later date than the date on the proxy, provided such notice is received by the Company prior to the start of the meeting. Any stockholder attending the meeting may vote in person whether or not he or she has previously submitted a proxy. Where instructions are indicated, a duly executed proxy will be voted in accordance with such instructions. Where no instructions are indicated, a duly executed proxy will be voted for each of the director nominees named herein and in favor of each of the proposals set forth in the attached Notice.

     The Board of Directors has fixed the close of business on April 22, 2002, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of and to vote at the meeting. As of the Record Date, the outstanding shares of the Company entitled to vote were 56,620,569 shares of common stock, par value $.01 per share ("Common Stock"), the holders of which are entitled to one vote per share.

     The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the conduct of business at the Annual Meeting. Directors will be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the shares present and entitled to vote at the Annual Meeting is required for the ratification of the appointment of KPMG LLP as auditors of the Company. For matters that require for adoption the affirmative vote of a majority of the shares of Common Stock present and entitled to vote, abstentions are considered as shares present and entitled to vote and, therefore, have the effect of a "no" vote, whereas broker non-votes will be treated as shares that are not present and entitled to vote.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being mailed to the stockholders on or about May 7, 2002. A copy of the Company's Annual Report for the year ended December 31, 2001 is also enclosed.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of April 22, 2002, concerning the persons who are known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock, other than persons who are identified under the heading "Security Ownership of Management".

Name and Address of                Amount of Beneficial         Percentage of
    Beneficial Owner                     Ownership            Outstanding Shares
    ----------------                     ---------            ------------------

Fusion Capital Fund II, LLC (1)          3,500,000                   6.1%
222 Merchandise Mart Plaza
Suite 9-112
Chicago, IL 60654
_______________

(1) Consists of 2,500,000 shares of Common Stock and warrants to purchase 1,000,000 shares of Common Stock, which are exercisable immediately. In addition, Fusion is obligated to purchase from the Company $43,750 of Common Stock per trading day for approximately two years beginning May 2001, subject to the Company's right to reduce or suspend such purchases.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of April 22, 2002, concerning the beneficial ownership of Common Stock by each director of the Company, each executive officer of the Company listed in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

       Name of                    Amount and Nature of         Percent of
Beneficial Owner                  Beneficial Ownership (1)       Class
-----------------------          --------------------------   -----------
Warren P. Levy                      2,020,545     (2) (3)        3.6%
Ronald S. Levy                      2,035,545     (2) (4)        3.6%
Jay Levy                              713,095     (5)            1.3%
James P. Gilligan                     457,660     (6)              *
Allen Bloom                           121,000     (7)              *
J. Thomas August                       67,552     (8)              *
Bruce S. Morra                         55,000     (9)              *
Officers and Directors
   as a Group (7 persons)           5,270,397     (2) (10)       9.2%

*    Less than one percent.

(1) Unless otherwise noted, each person or group member has reported sole voting and sole dispositive power with respect to securities shown as beneficially owned by him.

(2) Includes 200,000 shares of Common Stock held in a family trust over on which Warren P. Levy and Ronald S. Levy in their capacity as trustees share voting and dispositive power.

(3) Includes 40,000 shares of Unigene Common Stock that Dr. Warren Levy has the right to acquire upon the exercise of stock options that are exercisable either immediately or within 60 days.

(4) Includes 40,000 shares of Unigene Common Stock that Dr. Ronald Levy has the right to acquire upon the exercise of stock options that are exercisable either immediately or within 60 days.

(5) Include 190,000 shares of Common Stock that Mr. Jay Levy has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

(6) Include 438,000 shares of Common Stock that Dr. Gilligan has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

(7) Includes 120,000 shares of Common Stock that Dr. Bloom has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

(8) Include 55,000 shares of Common Stock that Dr. August has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

(9) Includes 55,000 shares of Common Stock that Dr. Morra has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

(10) Includes an aggregate of 938,000 shares of Common Stock that such persons have the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Six directors of the Company are to be elected at the Annual Meeting. The directors will be elected to serve until the Annual Meeting of Stockholders to be held in 2003, and until their respective successors shall have been elected and qualified.

     Each of the nominees, Warren P. Levy, Ronald S. Levy, Jay Levy, Allen Bloom, J. Thomas August and Bruce S. Morra, is currently a director of the Company and each was elected as a director at the Company's Annual Meeting of Stockholders in 2001. The Board of Directors has no reason to believe that any of the nominees are or will become unavailable for election as a director. However, should any of them become unwilling or unable to serve as a director, the individuals named in the enclosed proxy will vote for the election of a substitute nominee selected by the Board of Directors or, if no such person is nominated, the Board of Directors will reduce the number of Directors to be elected.

     The Board of Directors recommends a vote FOR the election of the nominees as Director.

             INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS.


         Name              Age     Year Joined Unigene        Position
         ----              ---     -------------------        --------
Warren P. Levy (1)         50               1980              President and Director
Ronald S. Levy (1)         53               1980              Executive Vice President
Jay Levy (1)               78               1980              Treasurer and Chairman of the Board
Allen Bloom                58               1998              Director
J. Thomas August           74               1990              Director of Research and Director
Bruce S. Morra             48               2001              Director
James P. Gilligan          50               1981              Vice President of Product Development


(1) Dr. Warren P. Levy and Dr. Ronald S. Levy are brothers and are the sons of Mr. Jay Levy.

     Dr. Warren P. Levy, a founder of the Company, has served as President, Chief Executive Officer and Director of the Company since its formation in November 1980. Dr. Levy holds a Ph.D. in biochemistry and molecular biology from Northwestern University and a bachelor's degree in chemistry from the Massachusetts Institute of Technology.

     Dr. Ronald S. Levy, a founder of the Company, has served as Director of the Company since its formation in November 1980, as Executive Vice President since April 1999 and as Secretary since May 1986. From November 1980 through March 1999, he served as Vice President of the Company. Dr. Levy holds a Ph.D. in bioinorganic chemistry from Pennsylvania State University and a bachelor's degree in chemistry from Rutgers University.

     Mr. Jay Levy, a founder of the Company, has served as Chairman of the Board of Directors and Treasurer of the Company since its formation in November 1980. Mr. Levy is a part-time employee of the Company and devotes approximately 15% of his time to the Company. From 1985 through February 1991, he served as the principal financial advisor to the Estate of Nathan Cummings and its principal beneficiary, The Nathan Cummings Foundation, Inc., a large charitable foundation. For the seventeen years prior thereto, he performed similar services for the late Nathan Cummings, a noted industrialist and philanthropist.

     Dr. Allen Bloom, a patent attorney, has been a partner in Dechert, a law firm, since 1994 where he established and heads the patent practice group which focuses on biotechnology, pharmaceuticals and medical devices. For the nine years prior thereto, he was Vice President, General Counsel and Secretary of The Liposome Company, Inc., a biotechnology company. His responsibilities there included patent, regulatory and licensing activities. Dr. Bloom holds a Ph.D. in organic chemistry from Iowa State University.

     Dr. J. Thomas August is a Distinguished Service Professor of the Departments of Oncology, Pharmacology and Molecular Sciences at the Johns Hopkins University School of Medicine, where he has been employed since 1976. He is also Director, Johns Hopkins Singapore Biomedical Centre. Dr. August has served as Unigene's Director of Research since 1990. He serves on the Board of Directors of Bioqual, Inc., Aarmedis, Inc. and the Foundation for Comparative and Conservation Biology, and is also a consultant for various biotechnology and medical companies. Dr. August received his medical degree from Stanford University School of Medicine.

     Dr. Bruce Morra has been the President, COO and CFO of Biopore Corporation and Polygenetics, Inc., two related companies developing technology for drug delivery and medical devices for biomedical and industrial applications since 2000. From 1993 through 2000, he served as President and COO of Flamel Technologies, Inc., a company developing, manufacturing and licensing drug and agrochemical delivery technologies and products. He has also served as President of ISP Filters and currently serves as a director for Medisys Technologies. Dr. Morra holds a Ph.D. in polymer science and engineering and an M.B.A. from the University of Massachusetts, Amherst and a B.S.E. in chemical engineering from Princeton University.

     Dr. James P. Gilligan has been employed by Unigene since 1981 and has served as Vice President of Product Development since April 1999. From February 1995 to March 1999, he served as Director of Product Development. Dr. Gilligan holds a Ph.D. in pharmacology from the University of Connecticut and a Masters of International Business from Seton Hall University.

BOARD OF DIRECTORS AND COMMITTEES

     During 2001, there were five meetings of the Board of Directors.

     Several important functions of the Board of Directors may be performed by committees that are comprised of members of the Board of Directors. The Company's By-laws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. The Board has four standing committees: an Audit Committee, a Compensation Committee, a Stock Option Committee for the employee stock option plans and a Stock Option Committee for the directors stock option plan. The Board of Directors does not have a standing nominating committee.

     The responsibilities of the Audit Committee include (i) annually to recommend a firm of independent public accountants to the Board of Directors to act as auditors of the Company; (ii) review the scope of the annual audit with the auditors in advance of the audit, (iii) review the results of the audit and the adequacy of the Company's accounting, financial and operating controls; (iv) review the Company's accounting and reporting principles, policies and practices; and (v) approval of fees paid to the auditors for audit and non-audit services. The current members of the Audit Committee are Messrs. Allen Bloom, J. Thomas August and Bruce Morra. The Audit Committee held one meeting during 2001.

     The responsibilities of the Compensation Committee include (i) review and approval of the compensation (including salaries and bonuses) of the Company's officers; (ii) overseeing the administration of the Company's 401(k) Plan; (iii) review and approve general benefits and compensation strategies; and (iv) approval of the Compensation Committee report included in the Company's proxy statement. The current members of the Compensation Committee are Messrs. Jay Levy, Allen Bloom, J. Thomas August and Bruce Morra. The Compensation Committee held one meeting during 2001.

     Subject to the limitations set forth in the plans, the Stock Option Committee for the employee stock option plans (i) selects the employees to be granted options; (ii) fixes the number of shares to be covered by the options granted; and (iii) determines the exercise price and other terms and conditions of each option. The current members of the Committee are Allen Bloom, J. Thomas August and Bruce Morra. The Committee did not meet during 2001 but approved, by written consent, stock option grants to 59 employees.

     Subject to the limitations set forth in the plan, the Stock Option Committee for the directors stock option plan interprets the plan and makes all determinations necessary for the plan's administration. The current members of the Committee are Jay Levy, Warren Levy and Ronald Levy. There were no meetings held by this committee during 2001.

     Directors who are not employees receive an annual retainer of $8,000 as well as a fee of $1,000 for each Board meeting attended. Messrs. Bloom, August and Morra were the directors who received such fees in 2001. Board members do not earn additional compensation for service on a committee.

     At the 1999 Annual Meeting, the stockholders approved a new Directors Stock Option Plan (the "1999 Plan") to replace the 1994 Outside Directors Stock Option Plan (the "1994 Plan"). Under the 1999 Plan, each person elected to the Board who is not an employee receives, on the date of his initial election, an option to purchase 21,000 shares of Common Stock (an "Initial Option"). On May 1st of each year, each non-employee director receives an option to purchase 10,000 shares of Common Stock if he has served as a non-employee director for at least six months prior to the May 1st grant date

(an "Additional Option"). Each option granted under the 1999 Plan has a ten-year term and an exercise price equal to the market price of the Common Stock on the date of the grant. Each Initial Option vests in equal installments of 1/3 over a period of three years, commencing on the date of the grant and each Additional Option vests in its entirety on the first anniversary of the grant.

     All options become exercisable upon the vesting thereof, and remain exercisable for the remaining term of the option, unless the director's service as a non-employee director terminates prior to the expiration of the term. If the grantee's service as a director terminates prior to the expiration of the option, the option will remain exercisable for a 90-day period following termination of service, except (i) if a non-employee director resigns due to disability, the option will remain exercisable for 180 days following termination, and (ii) if a non-employee director dies while serving as a director, or within 90 days following termination of service (180 days in the case of disability), the option will remain exercisable for 180 days following the person's death. After such period, the option will terminate and cease to be exercisable. Under the 1999 Plan, Dr. Bloom has received options to purchase 40,000 shares of Common Stock and Messrs. August and Morra each have received options to purchase 31,000 shares of Common Stock.

     Under the 1994 Plan, each person who was an outside director at the time of the adoption of the 1994 Plan was granted, and each person who subsequently is elected as an outside director is granted, a ten-year option to purchase 30,000 shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of the grant. The options vest in equal increments over the three-year period following the grant. If the recipient's service as a director terminates, the option will expire three (3) months after the date of such termination. Under the 1994 Plan, Dr. Bloom has received a grant of options to purchase 30,000 shares.

     On December 5, 2001, the Board granted stock options to the entire Board of Directors as follows:

                  Jay Levy          300,000
                  Allen Bloom       150,000
                  J. Thomas August  120,000
                  Bruce Morra       120,000
                  Warren P. Levy    100,000
                  Ronald S. Levy    100,000

     The exercise price of these options is $.47 per share, the closing stock price on December 5, 2001. These ten-year options vest 10% immediately and 30% on each of June 5, 2002, December 5, 2002 and June 5, 2003. For the stock options granted to Messrs. Bloom, August and Morra, upon termination of their status as director, their time to exercise after termination will be based upon tenure as follows:

Tenure as Director                    Time period after Termination to Exercise
------------------                    -----------------------------------------
Up to 1 year                                    90 days
Greater than 1 and up to 3 years               180 days
Greater than 3 and up to 5 years                 1 year
Greater than 5 years                             2 years

For the stock options granted to Jay Levy, Warren Levy and Ronald Levy, in the event of termination, the option holder has three months to exercise their options.

AUDIT COMMITTEE REPORT FOR 2001

     The Audit Committee has reviewed and discussed the company's audited financial statements with management. The Audit Committee has discussed with the company's independent auditors the matters required to be discussed by SAS 61, which pertains to significant accounting issues involving the preparation of the Company's financial statements. The Audit Committee has received the written disclosures and letter from the Company's independent accountant required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the accountant's independence. Based on the review and discussions with management and the independent auditors as described above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report of Form 10-K for the year ended December 31, 2001.

     The Board of Directors has not adopted a written Audit Committee charter, but does assign responsibilities to the Audit Committee. All three members of the Audit Committee are considered to be "independent directors" as that term is defined by Nasdaq.

                           Allen Bloom
                           Bruce Morra
                           J. Thomas August

REPORT OF THE BOARD OF DIRECTORS ON 2001 EXECUTIVE COMPENSATION

     The entire Board of Directors was responsible for determining the 2001 compensation of the three executive officers of the Company. This Report describes the policies and other considerations used by the Board in establishing such compensation.

     The members of the Board are familiar with various forms and types of remuneration from reports of other public corporations and their own business experience.

     The Board has determined that, because the Company was still in a research and preproduction phase in 2001, compensation for 2001 for executive officers could not be related primarily to the performance of the Company's stock or to the annual profit performance of the Company. A primary consideration for the compensation of an executive officer of the Company is his leadership effort in the development of proprietary products and processes, and in planning for future growth and profitability. Other significant factors considered by the Board of Directors in determining executive officers' compensation were salaries paid by other public companies in the health-care related biotechnology field to comparable officers, the duties and responsibilities of the executive officers in the past and as projected, their past performance and commitment to the Company, and incentives for future performance, although no specific weighting was allocated to any of these considerations. The executive officers were also consulted with respect to their compensation and their plans for compensation for other personnel in order to coordinate all compensation policies of the Company. These factors were used to determine compensation for the executives under their employment agreements. See "Employment Agreements".

     The Board determined that due to the services provided by its directors, stock options should be awarded to executive officers for 2001. Jay Levy, Warren Levy and Ronald Levy received stock options for 300,000 shares, 100,000 shares and 100,000 shares, respectively. See "Board of Directors and Committees."

     The compensation for the Chief Executive Officer for 2001 was based on the same policies and considerations set forth above for executive officers generally.

                                    Warren P. Levy
                                    Ronald S. Levy
                                    Jay Levy
                                    Allen Bloom
                                    J. Thomas August
                                    Bruce Morra

Employment Agreements

     The Company has entered into an employment agreement, effective January 1, 2000, with Dr. Warren P. Levy for an initial term of 2 years. Pursuant to the agreement, Dr. Levy serves as President and Chief Executive Officer of the Company at an annual salary of $160,000 for the initial year of the agreement. Salary increases beyond the first year are at the discretion of the Compensation Committee.

     The Company has entered into an employment agreement, effective January 1, 2000, with Dr. Ronald S. Levy for an initial term of 2 years. Pursuant to the agreement, Dr. Levy serves as Executive Vice President of the Company at an annual salary of $155,000 for the initial year of the agreement. Salary increases beyond the first year are at the discretion of the Compensation Committee.

     Each agreement provides that, after the initial two-year term, the agreement will be renewed on a year-to-year basis unless either party notifies the other of the desire not to renew the agreement no later than three months prior to the scheduled termination date. Each agreement also provides that, upon
(a) termination of the employment of the executive by the Company without cause or (b) resignation of the executive for good reason (which is defined to mean a change of control of the Company or a material diminution of the executive's responsibilities without his consent), the Company will make a lump-sum severance payment to the executive equal to (i) the salary that the executive would have earned for the remaining term of this agreement, if the remaining term (either the initial term or as extended) is more than one year or (ii) the executive's then-current annual salary, if the remaining term of the agreement (either the initial term or as extended) is one year or less.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Executive compensation for 2001 was determined by the Board of Directors of the Company consisting of Messrs. Warren P. Levy, Ronald S. Levy, Jay Levy, J. Thomas August , Bruce Morra, and Allen Bloom.

     Three of the six member Board of Directors, Warren P. Levy, Ronald S. Levy and Jay Levy, are executive officers of the Company. Jay Levy is the father of Warren and Ronald Levy.

     To satisfy Unigene's short-term liquidity needs, Jay Levy, the Chairman of the Board and an officer of Unigene, and Warren Levy and Ronald Levy, directors and officers of Unigene, and another Levy family member from time to time have made loans to Unigene. From January 1, 2002 through April 1, 2002, Jay Levy made demand loans to Unigene of $700,000. During 2001, Jay Levy made demand loans to Unigene of $6,100,000 and Warren Levy and Ronald Levy each made demand loans to Unigene of $5,000. Unigene has not made principal and interest payments on certain loans when due. However, the Levys waived all default provisions including additional interest penalties due under these loans through December 31, 2000. Beginning January 1, 2001, interest on loans originated through March 4, 2001 increased an additional 5% per year and is calculated on both past due principal and interest. This additional interest was approximately $512,000, and total interest expense on all Levy loans was approximately $1,087,000 for 2001. As of April 1, 2002, total accrued interest on all Levy loans was approximately $2,303,000 and the outstanding loans by these individuals to Unigene, classified as short-term debt, totaled $11,553,323 and consist of:

o Loans from Jay Levy in the aggregate principal amount of $3,465,000, which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (11.00% at April 1, 2002) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. These loans are secured by a security interest in Unigene's equipment and real property. Accrued interest on these loans at April 1, 2002 was approximately $1,216,000.

o Loans from Jay Levy in the aggregate principal amount of $1,870,000 evidenced by term notes maturing January 2002, and bearing interest at the fixed rate of 11% per year. These loans were originally at 6%. These loans are secured by a security interest in all of Unigene's equipment and a mortgage on Unigene's real property. The terms of the notes require Unigene to make installment payments of principal and interest beginning in October 1999 and ending in January 2002 in an aggregate amount of $72,426 per month. No installment payments have been made to date. Accrued interest on these loans at April 1, 2002 was approximately $461,000.

o Loans from Jay Levy in the aggregate principal amount of $5,700,000 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus .25%, (6.00% at April 1, 2002) and are classified as short-term debt and which are secured by a security interest in certain of our patents. Accrued interest on these loans at April 1, 2002 was approximately $239,000.

o Loans from Warren Levy in the aggregate principal amount of $260,000 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (11.00% at April 1, 2002) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. An additional loan in the amount of $5,000 bears interest at the Merrill Lynch Loan Rate plus .25% (6.00% at April 1, 2002) and is classified as short-term debt. These loans are secured by a secondary security interest in Unigene's equipment and real property. Accrued interest on these loans at April 1, 2002 was approximately $195,000.

o Loans from Ronald Levy in the aggregate principal amount of $248,323 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (11.00% at April 1, 2002) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. An additional loan in the amount of $5,000 bears interest at the Merrill Lynch Margin Loan Rate plus .25% (6.00% at April 1, 2002) and is classified as short-term debt. These loans are secured by a secondary security interest in Unigene's equipment and real property. Accrued interest on these loans at April 1, 2002 was approximately $192,000.

     No member of the Compensation Committee had a relationship that requires disclosure under Item 402(j)(3) of Regulation S-K.

RELATED PARTY TRANSACTIONS

     One of our directors, Allen Bloom, is a partner in a law firm that we have engaged for legal services. In 2001, we incurred an aggregate of $11,432 in legal fees with this firm.

     Disclosures of Related Party Transactions as required by Item 404 of Regulation S-K are discussed in the prior section "Compensation Committee Interlocks and Insider Participation."



EXECUTIVE COMPENSATION

     The following table sets forth, for the years 2001, 2000 and 1999, compensation paid to the Chief Executive Officer of the Company and to each other executive officer whose compensation in 2001 exceeded $100,000, for services rendered by such executive officers in all capacities in which they served:


                                                      SUMMARY COMPENSATION TABLE
                                                                                                              All Other
                                Annual Compensation                    Long Term Compensation            Compensation (1)
                                -------------------                    ----------------------            ----------------

                                                                              Awards          Payouts
                                                                              ------          -------

                                                          Other          Restricted
Name and                                                 Annual             Stock     Options/     LTIP
Principal Position         Year     Salary   Bonus     Compensation (2)     Award      SARs       Payouts
-------------------------  -----   -------- --------  ------------------  ---------  ---------  -----------
Dr. Warren P. Levy,        2001    $161,280  $-0-           $ -0-          $  -0-     100,000     $-0-         $13,932
President, Chief           2000     160,175   -0-             -0-             -0-         -0-      -0-          13,902
Executive Officer          1999     146,211   -0-             -0-             -0-         -0-      -0-          13,866
and Director

Dr. Ronald S. Levy,        2001     156,626   -0-             -0-             -0-     100,000      -0-          16,872
Executive Vice             2000     155,260   -0-             -0-             -0-         -0-      -0-          16,864
President and              1999     141,563   -0-             -0-             -0-         -0-      -0-          16,862
Director

Dr. James P. Gilligan,     2001     141,832   -0-           6,692             -0-     120,000      -0-              -0-
Vice President             2000     148,034   -0-           7,615             -0-         -0-      -0-              -0-
                           1999     139,216   -0-           7,235             -0-     135,000      -0-              -0-

(1) Represents premium paid by the Company on executive split-dollar life insurance.

(2)  Represents reimbursement for unused vacation days.

STOCK OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 2001

     The following table sets forth certain information relating to stock option grants to each of the executive officers named in the Summary Compensation Table during the year ended December 31, 2001:

                           Number          Percent
                           of Shares       of Total
                           Underlying      Option Shares       Exercise
                           Options         Granted to          Price per        Expiration      Grant Date
Name                       Granted         Employees(1)        Share(2)            Date          Value(3)
----                       -------         ------------        --------            ----          --------
Dr. Warren P. Levy          100,000             6.7%           $  0.47            12/4/11         $44,172
Dr. Ronald S. Levy          100,000             6.7%           $  0.47            12/4/11         $44,172
Dr. James P. Gilligan       120,000             8.0%           $  0.395           7/17/11         $44,548

(1) Options exercisable for an aggregate of 1,503,000 shares of Common Stock were granted in 2001 under the 2000 Stock Option Plan.

(2)  Fair market value on the date of grant.

(3) The fair value of the stock options granted in 2001 is estimated at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 113%; a risk-free interest rate of 4.4%; and expected lives of 5 years.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information as to the exercises of options during the year ended December 31, 2001, and the number and value of unexercised options held as of December 31, 2001, by each of the executive officers named in the Summary Compensation Table:


                           Exercises During
                           The Fiscal Year                         Number of
                           ---------------------                Shares Underlying                   Value of Unexercised
                                                               Unexercised Options                 In-the-Money Options (1)
                           Number of                        ---------------------------        ---------------------------------
                             Shares         Value
                           Acquired       Realized        Exercisable      Unexercisable         Exercisable       Unexercisable
                           -------------  -----------     -------------    -------------       ---------------    ---------------
Dr. Warren P. Levy              0              0              10,000            90,000                $1,800         $16,200
Dr. Ronald S. Levy              0              0              10,000            90,000                $1,800         $16,200
Dr. James P. Gilligan           0              0             402,000           108,000                $5,360         $27,540

(1)  Based upon a closing price of $0.65 on December 31, 2001.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of the NASDAQ Market Index and of a peer group index determined by Standard Industrial Classification (SIC) code.


               [GRAPHIC - GRAPH PLOTTED TO POINTS IN CHART BELOW]

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

-------------------------------------------------------FISCAL YEAR ENDING---------------------------------------------------------
COMPANY/INDEX/MARKET                   12/31/1996       12/31/1997      12/31/1998     12/31/1999       12/31/2000     12/31/2001

Unigene Laboratories, Inc.               100.00           129.23            58.46           28.06            75.38          32.00

Commercial Physical Research             100.00           114.06           125.21          169.32           212.87         182.29

NASDAQ Market Index                      100.00           122.32           172.52          304.29           191.25         152.46


                    Assumes $100 Invested on January 1, 1997
                          Assumes Dividends Reinvested
                        Fiscal Years Ending December 31.


The industry index chosen was:
SIC Code 8731 - Commercial Physical & Biological Research

The Broad Market index chosen was:
NASDAQ Market Index

                                   PROPOSAL 2

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG LLP, independent public accountants, to serve as the Company's independent auditors for the fiscal year commencing January 1, 2002. Although not required by the Company's Certificate of Incorporation or By-Laws, the Board of Directors is submitting to a vote of the stockholders a proposal to ratify the appointment of KPMG LLP. KPMG LLP served as the independent auditors for the Company for the year ended December 31, 2001. A representative of the firm will be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement, if such representative desires to do so.

     Audit Fees. During the fiscal year ended December 31, 2001, the fees billed
     ----------
by KPMG LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $61,000.

     Financial  Information  Systems Design and Implementation  Fees. During the
     ----------------------------------------------------------------
fiscal year ended December 31, 2001, KPMG LLP did not provide any information technology consulting services for the Company.

     All Other  Fees.  During  the fiscal  year ended  December  31,  2001,  the
     ----------------
aggregate fees billed by KPMG LLP for professional services other than audit and information technology consulting fees was $50,475.

     The Audit Committee has not considered whether or not the provision of non-audit related services are compatible with maintaining KPMG's independence.


     Ratification of the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote FOR the ratification of KPMG LLP.

OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote all proxies received in accordance with their judgment on such matters.

PROPOSALS BY STOCKHOLDERS

     Stockholder proposals intended to be presented at the 2003 Annual Meeting must be received by the Company on or before January 1, 2003, in order to be considered for inclusion in the Company's proxy statement and form of proxy for the Annual Meeting, and must also meet the other requirements set forth in the rules of the Securities and Exchange Commission relating to such stockholder proposals. If the proposal is received by the Company less than 45 days prior to the anniversary of the mailing date of this proxy statement, the persons named as proxies in the Company's proxy material for the 2003 Annual Meeting will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxyholders intend to exercise their discretionary voting authority.

SOLICITATION OF PROXIES

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed form of proxy will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone and telefax.

                                            By Order of the Board of Directors



                                            RONALD S. LEVY
                                            Secretary
Fairfield, New Jersey
May 1, 2002

X PLEASE MARK VOTES
  AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                           UNIGENE LABORATORIES, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                               FOR ANNUAL MEETING
                                  JUNE 11, 2002

     The undersigned stockholder of Unigene Laboratories, Inc. hereby appoints Warren P. Levy, Ronald S. Levy and Jay Levy, and each of them, as the undersigned's proxies (with the power of substitution), to vote all the shares of Common Stock of Unigene Laboratories, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Unigene Laboratories, Inc. to be held on June 11, 2002 at 11:00 A.M., Eastern Daylight time, and any adjournments thereof, on the following matters:

1.  Election of directors

   Jay Levy, Ronald S. Levy, Warren P. Levy, Allen Bloom,
   J. Thomas August and Bruce S. Morra

                                 With-       For All
                       For       hold        Except
                       [_]        [_]          [_]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. Ratification of the appointment of KPMG LLP as independent auditors of the Company.

                       For      Against      Abstain
                       [_]        [_]          [_]


3. In their discretion in the transaction of any other business that may properly come before such meeting.

The undersigned hereby revokes any proxy heretofore given.

     Please sign exactly as your name appears on this card. If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as an executor, administrator, trustee, guardian, agent or attorney, please give your full title as such.


                                               _________________________________
     Please be sure to sign and date           Date
     this Proxy in the box below.


________________________________________________________________________________
  Stockholder sign above         Co-holder (if any) sign above

 => Detach above card, sign, date and mail in postage paid envelope provided. =>

                           UNIGENE LABORATORIES, INC.

This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted "FOR" Items 1 and 2. If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion. The Board of Directors recommends a vote FOR Items 1 and 2 noted above.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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